Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The registrant, Silexion Therapeutics Corp (formerly known as Biomotion Sciences), a Cayman Islands exempted company (“New Silexion” or “New Pubco”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination and related transactions (collectively, the “Transactions”) involving Moringa Acquisition Corp (“Moringa”) and Silexion Therapeutics Ltd. (“Silexion”). The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Moringa and Silexion, as adjusted to give effect to the Transactions. Capitalized terms included herein and not otherwise defined have the same meaning as is provided in the final proxy statement/prospectus dated July 17, 2024 filed by New Silexion with the SEC in connection with the Transactions (the “final proxy statement/prospectus”).

Parties to the Transaction

Moringa is a Cayman Islands exempted company that was originally a blank check company that was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. As of June 30, 2024 and December 31, 2023, there was approximately $5.924 million and $5.698 million, respectively, held in Moringa’s Trust Account. The Trust Account was liquidated upon the completion of the Transactions, as described below.

Silexion, an Israeli company that was known previously as Silenseed Ltd., is a pioneering biopharma developmental-stage company dedicated to the development of innovative treatments for pancreatic cancer.

New Silexion is a newly formed entity that was formed for the purpose of effecting the Transactions, and now serves as a publicly-traded holding company of its subsidiaries — including Moringa and Silexion — after the Closing of the Transactions.

Description of the Transactions

On August 15, 2024, the parties completed the previously-reported Transactions pursuant to that certain amended and restated business combination agreement, dated April 3, 3024 (the “Business Combination Agreement”) by and among New Silexion (then known as Biomotion Sciences), August M.S. Ltd., an Israeli company and a wholly owned subsidiary of New Pubco (“Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly owned subsidiary of New Pubco (“Merger Sub 2”), Moringa and Silexion.

Pursuant to the Transactions, Merger Sub 2 merged with and into Moringa, with Moringa continuing as the surviving company of such merger and a wholly-owned subsidiary of New Pubco (the “SPAC Merger”), and Merger Sub 1 merged with and into Silexion, with Silexion continuing as the surviving company of such merger and a wholly-owned subsidiary of New Pubco (the “Acquisition Merger”). Upon the effectiveness of the SPAC Merger, each outstanding Moringa Class A ordinary share and the sole outstanding Moringa Class B ordinary share converted into an ordinary share of New Pubco on a one-for-one basis. Each outstanding warrant to purchase one Moringa Class A ordinary share converted into a warrant to purchase one New Pubco ordinary share, at the same exercise price. Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and preferred share of Silexion converted into such number of ordinary shares of New Pubco as is equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) $62,500,000 by (2) the number of fully diluted Silexion equity securities, by (y) $10.00 (the “Silexion Equity Exchange Ratio”). Each outstanding Silexion warrant and Silexion option to purchase one Silexion share, and Silexion restricted share unit (RSU) that may be potentially settled for one Silexion share, became exercisable for, or became subject to settlement for (as applicable), such number of New Pubco ordinary shares as are equal to the Silexion Equity Exchange Ratio. The exercise price per New Pubco ordinary share of each such converted Silexion option and Silexion warrant were adjusted based on dividing the existing per share exercise price by the Silexion Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs remain the same following such conversion, except that the vesting of each Silexion option accelerated immediately prior to the Acquisition Merger, such that the New Pubco option into which it has been converted was fully vested, and all Silexion warrants were exercised (on a cashless basis) immediately prior to the Acquisition Merger.

Immediately prior to the Closing, seven directors were elected to New Pubco’s board of directors, of whom five were designated by Silexion and two were designated by Moringa’s sponsor (Moringa Sponsor, LP, a Cayman Islands exempted limited partnership and/or its wholly-owned subsidiary, Moringa Sponsor US L.P., a Delaware limited partnership) (collectively, the “Moringa Sponsor”).

In connection with the Closing, the ordinary shares and warrants of New Silexion were approved for listing on the Nasdaq Global Market and began trading under the symbols “SLXN” and “SLXNW”, respectively.

The Business Combination was accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Silexion was treated as the accounting acquirer and Moringa was treated as the “acquired” company for financial reporting purposes. Silexion was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Silexion’s shareholders holding approximately 61.55% of the outstanding voting interests in New Pubco upon the Closing of the Transactions;

●	Silexion’s senior management comprise the senior management of New Pubco;

●	the directors nominated by Silexion constitute the majority of the board of directors of New Pubco (five out of seven of the initial directors); and

●	Silexion’s operations comprise the ongoing operations of New Pubco.

Under the reverse recapitalization accounting method, the Business Combination is deemed to be the equivalent of a capital transaction in which Silexion has issued shares for the net assets of Moringa. The net assets of Moringa are stated at fair value, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are of Silexion.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the historical condensed balance sheet of Moringa as of June 30, 2024 with the historical balance sheet of Silexion as of June 30, 2024, with such adjustments as are necessary to properly understand New Pubco’s financial position and results of operations upon consummation of the Business Combination and related transactions — all in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures About Acquired and Disposed Businesses” (collectively, the “Pro Forma Adjustments”) — giving effect to the Business Combination as if it had been consummated as of June 30, 2024.

The following unaudited pro forma condensed combined statements of operations for the six-months period ended June 30, 2024 and year ended December 31, 2023 combine the historical condensed statement of operations of Moringa for the six-months period ended June 30, 2024 and for the year ended December 31, 2023 with the historical statements of operations of Silexion for the six-months period ended June 30, 2024 and for the year ended December 31, 2023, subject to the Pro Forma Adjustments, giving effect to the Business Combination as if it had been consummated on January 1, 2023, the beginning of the earliest period presented.

Unaudited Condensed Combined Pro Forma Financial Statements

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of Moringa as of and for the six-months period ended June 30, 2024 and the related notes included in Moringa’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, which Moringa filed with the SEC on August 13, 2024 (the “Moringa Q2 Form 10-Q”);

●	the historical unaudited financial statements of Silexion as of and for the six-months period ended June 30, 2024 and the related notes attached as an exhibit to the current report on Form 8-K of New Silexion to which these unaudited pro forma condensed combined financial statements are also attached as an exhibit (the “New Silexion Form 8-K”);

●	the historical audited financial statements of Moringa as of and for the year ended December 31, 2023 and the related notes included in the final proxy statement/prospectus;

●	the historical audited financial statements of Silexion as of and for the year ended December 31, 2023 and the related notes included in the final proxy statement/prospectus;

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Moringa Q2 Form 10-Q, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the New Silexion Form 8-K;

●	the other financial information relating to Moringa and Silexion included in the final proxy statement/prospectus; and

●	factors detailed under the section entitled “Risk Factors” in the final proxy statement/prospectus and in the New Silexion Form 8-K.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions included in the Pro Forma Adjustments taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of New Pubco. The Pro Forma Adjustments are based on currently available information and certain assumptions and estimates that New Pubco believes are reasonable under the circumstances. Management performed a comprehensive review of the accounting policies between the two entities. Management is not aware of any significant accounting policy differences and has therefore not made any adjustments to the pro forma condensed combined financial information related to any potential differences.

The unaudited condensed combined pro forma financial information is qualified in its entirety by reference to, and should be read together with, Silexion’s and Moringa’s audited financial statements and related notes included in the final proxy statement/prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in each of the Moringa Q2 Form 10-Q and the New Silexion Form 8-K.

sILEXION THERAPEUTICS CORP
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2024
(in thousands, except share and per share amounts)

	Historical			Actual Redemptions
	Moringa Acquisition Corp.	Silexion Therapeutics Ltd.		Redemption Adjustments		Business Combination Adjustments	Pro Forma Balance Sheet
ASSETS
Current Assets:
Cash and cash equivalents	$18	$1,697	I	$1,015	A	$(2,076)	$2,244
	—	—		—	L	2,000
	—	—		—	B	(350)
	—	—		—	N	(60)
Restricted cash	—	25		—		—	25
Investments held in Trust Account	5,924	—	I	(5,924)		—	—
Prepaid expenses	25	527		—		—	552
Other receivables	—	66		—		—	66
Total Current Assets	5,967	2,315		(4,909)		(486)	2,887
Restricted cash	—	25		—		—	25
Long-term deposit	—	5		—		—	5
Property and equipment, net	—	40		—		—	40
Operating lease right-of-use asset	—	140		—		—	140
Total Assets	$5,967	$2,525		$(4,909)		$(486)	$3,097

LIABILITIES AND REDEEMABLE SHARES, NET OF CAPITAL DEFICIENCY
Current Liabilities:
Trade payables	$—	$281		$—		$—	$281
Current maturities of operating lease liability	—	108		—		—	108
Employee related obligations	—	251		—		—	251
Accrued expenses	56	1,379		—	A	(233)	1,202
Related Parties	3,346	—		—	F	(3,346)	3,145
	—	—		—	F	3,145
ELOC Liability	—	—		—	M	337	337
Warrants	27	345		—	C	(345)	27
Total Current Liabilities	3,429	2,364		—		(442)	5,351
Long-term operating lease liability	—	8		—		—	8
Underwriters’ Promissory note	—	—		—	B	1,197	1,197
Total Non Current Liabilities	—	8		—		1,197	1,205
Total Liabilities	$3,429	$2,372		$—		$755	$6,556

REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTERSTS:
Convertible Preferred Shares A	$—	$7,307		$—	H	$(7,307)	$—
Convertible Preferred Shares A-1	—	2,392		—	H	(2,392)	—
Convertible Preferred Shares A-2	—	2,264		—	H	(2,264)	—
Convertible Preferred Shares A-3	—	2,683		—	H	(2,683)	—
Convertible Preferred Shares A-4	—	411		—	H	(411)	—
Non-controlling interests	—	3,353		—	D	(3,353)	—
MORINGA CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION	$5,924	$—	I	$(5,924)		$—	$—

SHAREHOLDERS’ EQUITY (DEFICIT):
Ordinary shares	*	1	J	*	J	*	1
Additional paid-in capital	—	11,398		—	N	3,000	39,166
	—	—		—	C	345
	—	—		—	E	220
	—	—		—	H	15,057
	—	—	I	1,015	G	7,510
	—	—		—	L	2,000
	—	—		—	D	3,353
	—	—		—	F	201
	—	—		—	B	(1,547)
	—	—		—	K	(3,386)
Accumulated deficit	(3,386)	(29,656)		—	E	(220)	(42,626)
	—	—		—	A	(1,843)
	—	—		—	G	(7,510)
	—	—		—	M	(337)
	—	—		—	K	3,386
	—	—		—	N	(3,060)
TOTAL EQUITY (CAPITAL DEFICIENCY)	(3,386)	(18,257)		1,015		17,169	(3,459)
TOTAL CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS, NET OF CAPITAL DEFICIENCY	2,538	153		(4,909)		(1,241)	(3,459)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES, NON-CONTROLLING INTEREST AND ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDER’S EQUITY (NET OF CAPITAL DEFICIENCY)	$5,967	$2,525		$(4,909)		$(486)	$3,097

*	Represents an amount less than $1.

See accompanying notes to the unaudited pro forma condensed combined financial information.

sILEXION THERAPEUTICS CORP
Unaudited Pro Forma Condensed Combined Statement of Operations
For sIX-months PRIOD Ended jUNE 30, 2024
(in thousands, except share and per share amounts)

	Historical	Historical		Actual Redemption
	Moringa Acquisition Corp	Silexion Therapeutics Ltd.		Business Combination Adjustments		Pro Forma Statement of Operations
Research and development expenses, net	$—	$1,727	E	$(38)		$1,689

General and administrative expenses	441	908	E	(26)		1,066
	—	—	A	(317)
	—	—	DD	60
OPERATING LOSS	441	2,635		(321)		2,755
Financial expenses (income), net	(130)	270	C	(145)		514
	—	—	BB	420
			AA	99
Loss before income tax	311	2,905		53		3,269
Tax on Income	—	7		—		7
LOSS FOR THE PERIOD	$311	$2,912		$53		$3,276

Attributable to:
Equity holders of the Company	—	2,845	D	67		3,276
Non-controlling interests	—	67	D	(67)		—

PROFIT (LOSS) PER SHARE, BASIC AND DILUTED
Ordinary share subject to possible redemption	$0.32	$—		$(0.32)		$—
Non-redeemable ordinary shares	$(0.14)	$(11.31)		$11.12		$(0.33)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE
Ordinary shares subject to possible redemption	87,722	—		(87,722)		—
Non-redeemable ordinary shares	3,355,000	251,655		6,399,717	CC	10,006,372

See accompanying notes to the unaudited pro forma condensed combined financial

sILEXION THERAPEUTICS CORP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR the Year Ended December 31, 2023
(in thousands, except share and per share amounts)

	Historical	Historical		Actual Redemption
	Moringa Acquisition Corp	Silexion Therapeutics Ltd.		Business Combination Adjustments		Pro Forma Statement of Operations
Research and development expenses, net	$—	$3,708	E	$169		$6,753
	—	—	G	2,876
General and administrative expenses	1,122	973	E	115		12,189
	—	—	G	4,639
	—	—	DD	120
	—	—	A	2,160
	—	—	N	3,060
OPERATING LOSS	1,122	4,681		13,139		18,942
Financial expenses (income), net	(1,385)	395	C	(86)		1,350
			BB	725
			AA	1,364
			M	337
Loss before income tax	(263)	5,076		15,479		20,292
Tax on Income	—	32		—		32
LOSS FOR THE PERIOD	$(263)	$5,108		$15,479		$20,324

Attributable to:
Equity holders of the Company	—	4,942	D	166		20,324
Non-controlling interests	—	166	D	(166)		—

PROFIT (LOSS) PER SHARE, BASIC AND DILUTED
Ordinary share subject to possible redemption	$0.51	$—		$(0.51)		$—
Non-redeemable ordinary shares	$(0.34)	$(19.57)		$17.88		$(2.03)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE
Ordinary shares subject to possible redemption	2,774,850	—		(2,774,850)		—
Non-redeemable ordinary shares	3,355,000	252,462		6,398,910	CC	10,006,372

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination

On August 15, 2024, the parties completed the previously-reported transactions (the “Transactions” or “Business Combination”) pursuant to that certain amended and restated business combination agreement, dated April 3, 3024 (the “Business Combination Agreement”) by and among the registrant (“New Silexion” or “New Pubco”, which was then known as Biomotion Sciences), August M.S. Ltd., an Israeli company and a wholly owned subsidiary of New Pubco (“Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly owned subsidiary of New Pubco (“Merger Sub 2”), Moringa and Silexion.

Pursuant to the Transactions, Merger Sub 2 merged with and into Moringa, with Moringa continuing as the surviving company of such merger and a wholly-owned subsidiary of New Pubco (the “SPAC Merger”), and Merger Sub 1 merged with and into Silexion, with Silexion continuing as the surviving company of such merger and a wholly-owned subsidiary of New Pubco (the “Acquisition Merger”). Upon the effectiveness of the SPAC Merger, each outstanding Moringa Class A ordinary share and the sole outstanding Moringa Class B ordinary share converted into an ordinary share of New Pubco on a one-for-one basis. Each outstanding warrant to purchase one Moringa Class A ordinary share converted into a warrant to purchase one New Pubco ordinary share, at the same exercise price. Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and preferred share of Silexion converted into such number of ordinary shares of New Pubco as is equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) $62,500,000 by (2) the number of fully diluted Silexion equity securities, by (y) $10.00 (the “Silexion Equity Exchange Ratio”). Each outstanding Silexion warrant and Silexion option to purchase one Silexion share, and Silexion restricted share unit (RSU) that may be potentially settled for one Silexion share, became exercisable for, or will be subject to settlement for (as applicable), such number of New Pubco ordinary shares as are equal to the Silexion Equity Exchange Ratio. The exercise price per New Pubco ordinary share of each such converted Silexion option and Silexion warrant was adjusted based on dividing the existing per share exercise price by the Silexion Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs remains the same following that conversion, except that the vesting of each Silexion option accelerated immediately prior to the Acquisition Merger, such that the New Pubco option into which it has been converted is fully vested, and all Silexion warrants were exercised (on a cashless basis) immediately prior to the Acquisition Merger.

Immediately prior to the closing of the Business Combination (the “Closing”), seven directors were elected to New Pubco’s board of directors, of whom five were designated by Silexion and two were designated by Moringa’s sponsor (Moringa Sponsor, LP, a Cayman Islands exempted limited partnership and/or its wholly-owned subsidiary, Moringa Sponsor US L.P., a Delaware limited partnership) (collectively, the “Moringa Sponsor”). Also upon Closing, New Pubco’s articles of association were amended and restated as appeared in Annex C to the final proxy statement/prospectus dated July 17, 2024 filed with the SEC in connection with the Transactions (the “final proxy statement/prospectus”). In connection with the Closing, the ordinary shares and warrants of New Silexion were approved for listing on the Nasdaq Global Market and began trading under the symbols “SLXN” and “SLXNW”, respectively.

In addition, at the Closing, each of the following additional actions was taken, in accordance with the terms of the Business Combination Agreement (in certain cases, as modified by subsequent agreements):

●	Moringa Sponsor forfeited for retirement 1,308,000 of the Moringa founders shares held by it, while 1,567,000 of the Moringa founders shares were transferred to non-affiliated third-party investors as Backstop Shares;

●	New Pubco issued to the Moringa Sponsor the A&R Sponsor Promissory Note in an amount of $3,433,000, in replacement of all promissory notes that Moringa had issued to the Moringa Sponsor for amounts owed by Moringa to the Moringa Sponsor prior to the Closing;

●	New Pubco, Moringa Sponsor, the investor in the PIPE financing (described below) and certain additional shareholders of New Pubco entered into an Amended and Restated Registration Rights and Lock-Up Agreement granting them registration rights with respect to the ordinary shares of New Pubco issued to them;

●	Guangzhou Sino-Israel Bio-Industry Investment Fund I (“GIBF”), a shareholder of Silexion, transferred its noncontrolling interest in Silexion’s Chinese subsidiary, Silenseed (China) Ltd., directly to New Pubco, such that the subsidiary became a wholly-owned subsidiary of New Pubco, and was issued 1,835,733 ordinary shares of New Pubco as consideration for that transfer (the “Chinese Subsidiary Transfer”) (in addition to the 151,349 New Pubco ordinary shares that GIBF received upon the accelerated vesting of RSUs granted to it).

In connection with the Moringa extraordinary general meeting at which the Business Combination Proposal, Merger Proposal and Articles Amendment Proposal were approved by the requisite majorities of Moringa’s shareholders, holders of an aggregate of 427,297 Moringa public shares properly exercised their right to have their shares redeemed for a full pro rata portion of the Trust Account holding the proceeds from the IPO, which was approximately $11.575 per share, or $4,946,046 in the aggregate. Also prior to the Closing, Moringa reached agreement with EarlyBird on a reduction, from $4.025 million to $1.6 million, in the aggregate, of the fee payable to EarlyBird under the Marketing Agreement entered into by Moringa with EarlyBird at the time of Moringa’s initial public offering. Pursuant to the final invoice provided by EarlyBird under the Marketing Agreement at the Closing, Moringa paid $350,000 of cash to EarlyBird at the Closing, and New Pubco issued to EarlyBird a convertible promissory note, due December 31, 2025, in an amount of $1.25 million to be paid by New Pubco to EarlyBird in cash and/or via conversion of outstanding amounts into ordinary shares of New Pubco. After the redemption payments, the payment to EarlyBird, and the satisfaction of amounts due to parties that arranged financing and/or capital markets advisory services in connection with the Closing, the remaining balance of the Trust Account immediately prior to the Closing of $333,936 was used to partially fund the Business Combination.

In connection with, and immediately prior to the Closing of, the Business Combination, Moringa raised $2.0 million via a private investment in public entity (PIPE) financing, whereby Moringa sold to Greenstar, L.P. 200,000 Moringa ordinary shares at a price of $10.00 per share. Those funds, together with remaining funds in Moringa’s Trust Account after payments to redeeming public shareholders, were used for financing support for Moringa and New Pubco, as well as for payment to service providers to whom outstanding amounts were owed by Moringa, including parties that had provided financial advisory services and capital markets advisory services to Moringa during the period leading up to the Closing.

Also in connection with the Closing, New Pubco entered into an ordinary share purchase agreement for an equity line of credit with White Lion Capital, LLC (the “ELOC Investor”), whereby New Pubco will be able to request to sell to the ELOC Investor, and the ELOC Investor will be required to purchase, via private placement transactions, up to $15.0 million of New Pubco ordinary shares from time to time after the Closing, up until December 31, 2025 (unless the agreement is terminated sooner), subject to certain limitations and conditions as described therein. The number of New Pubco ordinary shares that New Pubco may require the ELOC Investor to purchase in any single sales notice will depend on a number of factors, including the type of purchase notice that New Pubco delivers. Similarly, the purchase price to be paid by the ELOC Investor for any shares that New Pubco requires them to purchase will depend on the type of sales notice that New Pubco delivers. New Pubco has also granted registration rights to the ELOC Investor pursuant to an accompanying registration rights agreement.

In consideration for the commitments of the ELOC Investor, New Pubco agreed to issue to the ELOC Investor an aggregate of $337,500 of New Pubco ordinary shares based on the closing price of the New Pubco ordinary shares on the day that is the earlier of (i) the business day prior to effectiveness of the registration statement registering the resale of the shares issuable under the ELOC ordinary share purchase agreement and (ii) the business day prior to the 180th day following the Closing Date of the Business Combination.

Separately, the Moringa Sponsor transferred to third-party investors (in lieu of forfeiting) all 1,567,000 Moringa founders shares that had been designated to serve as Backstop Shares under the Business Combination Agreement.

Various issuances and other actions impacted the final number of New Pubco ordinary shares that were issued upon the Closing of the Business Combination, including the following:

●	the redemption of the 427,297 Moringa public shares described above;

●	the separation of each former Moringa unit into one Moringa Class A ordinary share and one-half of a Moringa warrant;

●	the Sponsor Founder Shares Forfeiture of 1,308,000 founders shares, and transfer of the remaining 1,567,000 founders shares to third parties as Backstop Shares, as described above;

●	the issuance of 87,722 New Pubco ordinary shares in exchange for an equivalent number of Moringa public shares that remained outstanding immediately prior to the Closing (following the redemptions described above);

●	the issuance of 380,000 New Pubco ordinary shares in exchange for an equivalent number of Moringa private shares;

●	the issuance of 100,000 New Pubco ordinary shares to EarlyBird in exchange for an equivalent number of representative shares;

●	the issuance by New Pubco to the Sponsor and/or its limited partners to whom the Sponsor distributed such shares of the 1,382,325 Sponsor Investment Shares;

●	the issuance of 200,000 New Pubco ordinary shares to Greenstar, L.P. in exchange for an equivalent number of Moringa shares that were purchased in the $2.0 million PIPE financing, as described above;

●	the issuance of 4,024,942 New Pubco ordinary shares as the Silexion Merger Consideration to security holders of Silexion;

●	the issuance of 1,835,733 New Pubco ordinary shares to GIBF in respect of the Chinese Subsidiary Transfer (in addition to 151,349 New Pubco ordinary shares issued to GIBF upon the accelerated vesting of RSUs granted to it), as described above; and

●	the issuance of 39,325 New Pubco ordinary shares to a non-employee director of New Pubco upon acceleration of vesting, and settlement, of an equivalent number of New Pubco RSUs granted to the director.

As a result of each of the foregoing, upon the Closing, there were 9,768,396 New Pubco ordinary shares issued and outstanding.

Upon the Closing, the pro forma ownership structure for New PubcCo was as set forth in the table below, based on actual number of redemptions of Moringa public shares:

Equity Holders	Shares	Percentage of Outstanding Shares
Moringa Public Shareholders(1)	87,722	0.88%
Silexion Shareholders(2)	6,250,000	62.46%
Moringa Sponsor Shares(3)	1,690,182	16.89%
Distributees of Sponsor Investment Shares	45,000	0.45%
PIPE investor	200,000	2.00%
Founders Shares/ Backstop Shares	1,567,000	15.66%
EarlyBird(3)	127,143	1.27%
Director receiving RSU grant upon Closing	39,325	0.39%
Total	10,006,372	100%

(1)	Excludes 5,750,000 public warrants held by Moringa’s public shareholders, which will be exercisable for New Pubco ordinary shares at an exercise price of $11.50 per share beginning 30 days after the Closing of the Business Combination.

(2)	Includes all securities issuable to security holders of Silexion on a fully-diluted basis, including New Pubco ordinary shares, New Pubco warrants, New Pubco options and New Pubco RSUs, and also includes 1,835,733 New Pubco ordinary shares issued directly to GIBF in respect of the Chinese Subsidiary Transfer, as well as 151,349 New Pubco ordinary shares issued to GIBF upon the accelerated vesting of RSUs granted to it.

(3)	Excludes 190,000 private warrants held, in the aggregate, by the Moringa Sponsor and EarlyBird, which will be exercisable for New Pubco ordinary shares at an exercise price of $11.50 per share beginning 30 days after the Closing of the Business Combination.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures About Acquired and Disposed Businesses”. The adjustments presented in the unaudited pro forma condensed combined financial statements (collectively, the “Pro Forma Adjustments”) have been identified and presented to provide relevant information necessary for an understanding of New Pubco upon consummation of the Business Combination and related transactions.

The unaudited pro forma combined balance sheet as of June 30, 2024 has been derived from the historical unaudited balance sheet of Moringa as of June 30, 2024 and the historical unaudited balance sheet of Silexion as of June 30, 2024, giving further effect to the Pro Forma Adjustments, as if the Business Combination had been completed on June 30, 2024. The unaudited pro forma combined statements of operations for the six-months period ended June 30, 2024 and for the year ended December 31, 2023 combine the historical audited statements of operations of Moringa for the year ended December 31, 2023, and for the six-months period ended June 30, 2024, and the historical audited statements of operations of Silexion for the year ended December 31, 2023, and for the six-months period ended June 30, 2024, subject to the Pro Forma Adjustments, giving effect to the Business Combination as if it had been consummated on January 1, 2023.

The unaudited pro forma combined balance sheet does not include a historical balance sheet of New Pubco, as it did not have any assets or liability as of the date of Closing. Similarly, the unaudited pro forma combined statements of operations do not include historical statements of operations of New Pubco, as it has yet to incur any income or expenses.

The historical financial information has been adjusted to reflect the Pro Forma Adjustments giving effect to the Business Combination and related transactions as described in more detail below.

Management has made significant estimates and assumptions in its determination of the Pro Forma Adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The Pro Forma Adjustments reflecting the consummation of the Business Combination and certain other transactions as described in more detail below are based on certain currently available information and certain assumptions and methodologies that the registrant believes are reasonable under the circumstances. The Pro Forma Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The registrant believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Pro Forma Adjustments based on information available to management at this time and that the Pro Forma Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and related transactions as described in more detail below. Moringa and Silexion have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. However, the unaudited pro forma condensed combined financial information includes certain share-based compensation that was granted upon the consummation of the Business Combination, as well as net exercise of all Silexion warrants outstanding and their conversion to New Pubco ordinary shares, which occurred upon the consummation of the Business Combination.

3. Adjustments to Unaudited Pro Forma Combined Balance Sheet as of June 30, 2024

The unaudited pro forma balance sheet as of June 30, 2024 has been prepared to illustrate the effect of the Pro Forma Adjustments and has been prepared for informational purposes only.

The unaudited pro forma combined balance sheet as of June 30, 2024 includes the Pro Forma Adjustments giving effect to the Business Combination and related transactions noted in this filing. Moringa and Silexion did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Pro Forma Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma adjustments giving effect to the Business Combination and related transactions:

A) To reflect payments for Business Combination-related costs in cash in an amount of $2,160 thousand of which an amount of $84 was paid as of June 30, 2024 and an amount of $233 thousand was already accrued but not paid in Silexion’s financial statements for the period ended June 30, 2024. In the pro forma statement of operations, it was assumed that the expenses were incurred in 2023 rather than 2024. Therefore, Business Combination-related expenses of $317 recorded in Silexion’s statements of operations for the period ending June 30, 2024 were moved back to 2023 as a pro forma adjustment.

B) To reflect Moringa’s payment of its obligation to EarlyBird (underwriters’ deferred discount). Under the Marketing Agreement between Moringa and EarlyBird, Moringa was committed to pay an additional fee of 3.5% of the gross proceeds of its initial public offering (or $4,025 thousand) to EarlyBird, as an advisor in connection with Moringa’s potential business combination, upon completion of the Business Combination. Prior to the Closing, Moringa reached agreement with EarlyBird on a reduction, from $4,025 thousand to $1,600 thousand, of that fee. Pursuant to the final invoice provided by EarlyBird under the Marketing Agreement at the Closing, $350 thousand of that reduced fee was paid to EarlyBird at the Closing, with New Silexion issuing a convertible promissory note in an amount of $1,250 thousand for the remainder of the reduced fee. See also Note BB.

C) These unaudited pro forma financial statements reflect net exercise of all Silexion warrants outstanding and their conversion to New Pubco ordinary shares, which occurred upon the consummation of the Business Combination. Related fair value measurement gains or losses of those warrants were eliminated from the pro forma combined statements of operations.

D) To reflect the transfer by GIBF of its noncontrolling interest in Silexion’s Chinese subsidiary, Silenseed (China) Ltd., to New Pubco in exchange for 1,835,733 New Pubco ordinary shares upon the completion of the Business Combination.

E) Immediately prior to the Effective Time of the Acquisition Merger, the vesting of all outstanding Silexion share-based incentive awards was accelerated and those awards became fully vested. At the Effective Time of the Acquisition Merger, all of Silexion’s share-based incentive awards were assumed by New Pubco and converted into options to purchase New Pubco ordinary shares, based on the Equity Exchange Ratio.

F) To reflect the issuance by New Pubco to the Sponsor of the A&R Sponsor Promissory Note, in an amount of $3,433 thousand, which amount was determined based on amounts owed by Moringa to the Sponsor for loans that it extended to Moringa from Moringa’s initial public offering until the Closing, subject to a $5,500 thousand cap (the “Promissory Note Cap”), which Promissory Note Cap was reduced to $3,900 thousand due to the final $1,600 thousand paid or owed by Moringa to EarlyBird pursuant to the Marketing Agreement. Such promissory note replaced all promissory notes that were outstanding as of June 30, 2024 and December 31, 2023 (in amounts of $3,346 thousand and $2,841 thousand, respectively), as well as additional amounts borrowed by Moringa from the Sponsor up until the completion of the Business Combination. The maturity date of the A&R Sponsor Promissory Note is the 30-month anniversary of the Closing Date, and amounts outstanding under the note may be repaid (unless otherwise decided by Silexion) only by way of conversion into New Pubco ordinary shares in accordance with the terms set forth in A&R Sponsor Promissory Note. The Sponsor may elect to convert amounts outstanding under the A&R Sponsor Promissory Note at the price per share at which New Pubco conducts an equity financing following the Closing, subject to a minimum conversion amount of $100 thousand, in an amount of shares constituting up to thirty percent of the number of New Pubco ordinary shares issued by New Pubco in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the A&R Sponsor Promissory Note into New Pubco ordinary shares at any time following the 24-month anniversary of the Closing Date and prior to the maturity date of the promissory note, subject to a minimum conversion of $10 thousand, at a price per share equal to the volume weighted average price of the New Pubco ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date (the “VWAP Conversion Price”). Upon maturity, any outstanding principal will automatically be converted into New Pubco ordinary shares at a price per share equal to the VWAP Conversion Price. Amounts that were loaned by the sponsor to Moringa in excess of the Promissory Note Cap were attributed to additional paid-in capital in respect of the New Pubco ordinary shares issuable upon conversion of the total outstanding amount under the promissory note. New Pubco has applied the fair value option to the A&R Sponsor Promissory Note and is based on expected timing of a New Pubco equity financing, discounted at a rate of 22%. See also Note BB.

G) Reflects the issuance of 178,686 new RSUs of Silexion, which converted into 711,688 new RSUs of New Pubco and issuance of 39,325 new RSU’s of New Pubco, in the aggregate, at the Closing, to directors of New Pubco and employees of New Pubco and its subsidiaries (of which 200,011 RSUs were granted to New Pubco directors) with a grant date fair value of $10 per RSU. The vesting of all of the foregoing new RSUs accelerated upon the Closing, and the RSUs were settled for equivalent numbers of underlying New Pubco ordinary shares.

H) Reflects the conversion of Silexion preferred shares into New Pubco ordinary shares.

I) Reflects the exercise by public shareholders of their redemption rights with respect to 427,297 Moringa public shares outstanding as of June 30, 2024 of $4,909 thousand. All Moringa public shares that were subject to possible redemption but were not actually redeemed by Moringa public shareholders were replaced by New Pubco ordinary shares, classified as permanent equity.

J) Pro forma adjustments made to the number of Class A ordinary shares (par value) - consisting of those adjustments described in paragraphs C, D, E, F, G, H, I, L and N - are, in the aggregate, less than $1 thousand.

K) To reflect the elimination of the accumulated deficit of Moringa.

L) To reflect the issuance of 200,000 Moringa ordinary shares to an investor pursuant to the PIPE financing described above, which shares converted automatically into New Pubco ordinary shares upon the Closing. A total of 200,000 shares, at a price of $10.00 per share, or $2.0 million in the aggregate, was sold to the PIPE investor at the Closing.

M) Represents an obligation to issue ordinary shares of New Pubco with a value of $337,500 (the “ELOC Commitment Shares”) to the ELOC Investor as a fee in consideration of the ELOC Investor's commitment to purchase New Pubco ordinary shares from New Pubco under the ordinary share purchase agreement for New Pubco's equity line of credit.

N) Represents (1) the $60,000 fee paid by New Pubco to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“Cohen & Company”) in respect of capital markets advisory and placement agent services provided by Cohen & Company in connection with the Business Combination; and (2) the 300,000 Moringa founders shares transferred by the Moringa Sponsor to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“Cohen & Company”), in respect of capital markets advisory and placement agent services provided by Cohen & Company in connection with the Business Combination.

4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma adjustments giving effect to the Business Combination and related transactions:

AA) To reflect the elimination of unrealized interest income on investments held in the Trust Account.

BB) To reflect the change in fair value of the A&R Sponsor Promissory Note (see Note F), and the convertible promissory note issued to EarlyBird at the closing (see Note B).

Pro forma weighted average shares outstanding:

CC) As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Pro Forma Adjustments have been outstanding for the entirety of the periods presented. Weighted average shares outstanding - basic and diluted for the six-months period ended June 30, 2024, and for the year ended December 31, 2023 are calculated as follows based on the actual pro forma number of New Pubco ordinary shares that were issued and outstanding upon the Closing, after taking into account actual redemptions of Moringa public shares.

The table below excludes a combined 5,940,000 outstanding public warrants and private placement warrants because including them would have had an anti-dilutive effect on net loss per share.

Assuming actual redemptions Weighted average shares calculation – basic and diluted	Six-Months Period Ended June 30, 2024 and Year Ended December 31, 2023
Holders		% of Total
Moringa public shareholders	87,722	0.88%
Moringa Sponsor shares	1,690,182	16.89%
Distributees of Sponsor Investment Shares	45,000	0.45%
PIPE investor	200,000	2.00%
Founders Shares/ Backstop Shares	1,567,000	15.66%
Existing Silexion equity holders (including GIBF in respect of the Chinese Subsidiary Transfer)	6,250,000	62.46%
EarlyBird	127,143	1.27%
Director receiving RSU grant upon Closing	39,325	0.39%
Total Ordinary Shares	10,006,372	100%

DD) To reflect additional cash compensation to be paid to Ilan Levin, a director of New Pubco, in an amount of $10 thousand per month, commencing on Closing and for a period of 36 months.

Comparative Share Information

The following table sets forth selected historical comparative share information for Moringa and unaudited pro forma condensed combined per share information for Moringa after giving effect to the Business Combination.

The pro forma book value information reflects the Business Combination as if it had occurred on June 30, 2024. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2023.

This information is only a summary and should be read together with the historical financial statements of Moringa and Silexion and related notes. The unaudited pro forma condensed combined per share information of Moringa and Silexion is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included above.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had Moringa and Silexion been combined during the periods presented, nor the earnings per share for any future date or period. Historically, Moringa’s statement of operations included a presentation of profit (loss) per share in a manner similar to the two-class method of income (loss) per ordinary shares. The two-class method is not required in the pro forma income (loss) per ordinary shares as the Class A ordinary shares are no longer subject to redemption. Moringa has included the effect of the warrants to purchase an aggregate of 5,940,000 Class A ordinary shares, in the aggregate, sold in the IPO and the concurrent private placement in the calculation of diluted earnings per share, as they will be exercisable commencing 30 days following the Closing. As a result, diluted earnings per ordinary share differs from basic earnings per ordinary share for the periods presented.

	Moringa Acquisition Corp (Historical)
	Class A subject to Possible Redemption	Non- redeemable Class A and Class B	Silexion Therapeutics Ltd. (Historical)	Pro Forma Combined (Actual Redemption)
For the six-months period ended June 30, 2024
Weighted average shares outstanding – basic and diluted	87,722	3,355,000	251,655	10,006,372
Net profit (loss) per share – basic	$0.32	$(0.14)	$(11.31)	$(0.33)

	Moringa Acquisition Corp (Historical)			Pro Forma
	Class A subject to Possible Redemption	Non- redeemable Class A and Class B	Silexion Therapeutics Ltd. (Historical)	Combined (Assuming Actual Redemption)
For the year ended December 31, 2023
Weighted average shares outstanding – basic and diluted	2,774,850	3,355,000	252,462	10,006,372
Net profit (loss) per share – basic	$0.51	$(0.34)	$(19.57)	$(2.03)